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                                                                    Exhibit 23


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements for the Company's Long-term Incentive Plan, Non-employee Directors Stock Option Plan and Employee Stock Purchase Plan (No.'s 333-32337, 333-32339, and 333-32347, respectively) of JLM Industries, Inc. and subsidiaries on Form S-8 of our report Dated February 25, 1998 (March 10, 1998 as to the third and fourth paragraphs of Note 22), appearing in the annual report on Form 10-K of JLM Industries, Inc. and subsidiaries for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Tampa, Florida

March 25, 1998